INDEMNITY AND GUARANTY AGREEMENT
This Indemnity and Guaranty Agreement (this “Agreement”), effective as of December 19, 2019, is made by and between Contrail Aviation Support, LLC, (“Parent”), and Contrail Aviation Leasing Ireland DAC (“Subsidiary”).
RECITALS
WHEREAS, Parent is the organizer and owner of all equity ownership interest in Subsidiary;
WHEREAS, Subsidiary has been organized primarily for the purpose of facilitating the business of Parent in certain international transactions; and
WHEREAS, This Agreement is entered into in furtherance of certain financing transactions by which Subsidiary will acquire certain aircraft assets registered and operated outside of the United States, and in connection therewith Subsidiary has or will become obligated as a co-borrower with regard to one or more Promissory Notes and associated security agreements providing for repayment and collateral for repayment of funds loaned to Parent or its affiliates and Subsidiary.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions.

a.
“Debts” means all duly-incurred debts or obligations incurred by Subsidiary in the course of business of Subsidiary as authorized by Parent, together with all interest, taxes, assessments and other charges paid or payable in connection therewith, including, without limitation, all contractual obligations, Expenses, and Other Liabilities.

b.	“Expenses” means all direct and indirect costs of any type or nature whatsoever paid or incurred by Subsidiary in the course of business authorized by Parent.

c.	“Lender” means Old National Bank.

d.
“Other Liabilities” means any and all non-contractual liabilities of Subsidiary of any type whatsoever, including, but not limited to, judgments, fines, penalties, excise taxes or penalties, and amounts paid in settlement of adverse claims or any Proceeding, together with all interest, taxes, assessments and other charges paid or payable in connection therewith

e.
“Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

2.
Guaranty. Parent hereby absolutely, unconditionally and irrevocably guarantees the full, prompt and complete payment and/or reimbursement by Parent of any and all Debts of Subsidiary, including but not limited to the payment of all amounts shown as liabilities in the financial statements of Subsidiary.

a.	It is the Parties’ intent that this Agreement qualify as a "Section 357 Guarantee" pursuant to the Irish Companies Registration Act and other Irish law applicable to Parent.

b.
Parent waives notice of the acceptance of this Agreement, presentment, protest, notice (except as set forth herein), or demand with regard to any indebtedness or liability arising hereunder, including any right to require Subsidiary to institute litigation against Parent.

c.
This Agreement and the obligations of Parent herein contained shall be in addition to and independent of every other guarantee or security which Subsidiary may at any time hold in respect of all or any of the Debts.

d.
Neither the obligations of Parent herein contained nor the rights, powers and remedies conferred in respect of Parent upon Subsidiary by this Agreement or by law shall be discharged, impaired or otherwise affected by:

i.	winding-up, dissolution, administration, bankruptcy, or re-organization of Parent;

ii.	any change in the organizational documents of Parent;

iii.	any of the Debts being or becoming invalid, unenforceable or ineffective in any respect;

iv.	any extension of time, waiver or other indulgence whatsoever being granted or agreed to be granted to Parent or any other person in respect of all or any of the Debts;

v.	any variation of the terms of the Debts or any increase or decrease in the amount thereof at any time made available to Parent;

vi.	any security from Parent or any other person or any failure to take, or fully to take, whether intentional or not, any security now or hereafter agreed to be taken in respect of any of the Debts;

vii.	any failure to realize the value of or any release, discharge, exchange or substitution of any security taken in respect of any of the Debts; or

viii.
and other act, event or omission whatsoever which, but for this paragraph, might operate to discharge, impair or otherwise affect any of the obligations of Parent herein contained or any of the rights, powers or remedies conferred upon Subsidiary by this Agreement or by law.

e.
The liability of Parent hereunder shall be as a primary obligor and not merely as surety and shall not be impaired or discharged by reason of any matter, act or omission whereby the liability of Subsidiary for any Debts will not be discharged.

f.	Notwithstanding anything to the contrary in the foregoing, Parent shall not be obligated upon Debts incurred contrary to Parent’s or Subsidiary’s authority established from time to time in writing.

3.	Indemnity. Parent agrees as a primary obligation to indemnify, defend and hold harmless Subsidiary, from time to time on demand, from and against any loss incurred by Subsidiary as a result of:

a.	Any Proceedings relating to Subsidiary;

b.	Any obligations of Parent or Subsidiary;

c.	Any obligations of any other subsidiary of Parent; and

d.
Any part or all of the Guaranty obligation expressed herein being or becoming void, voidable, unenforceable or ineffective as against Parent for any reason whatsoever, whether or not known to Parent, the amount of such loss being the amount which Subsidiary would otherwise have been able to recover from Parent.

4.
Defense. In the event of any Proceeding against Subsidiary, Parent shall advance, pay, reimburse, defend and hold Subsidiary harmless from all Debts relating thereto, except for any liability of Subsidiary arising from or relating to willful misconduct or fraud.

5.	Counsel Fees. In addition to all of the foregoing, Parent agrees to pay reasonable vouched legal fees and expenses incurred by Subsidiary to enforce its rights hereunder.

6.
Payment on Demand. In the event that Parent shall fail to remit or pay any amount due hereunder directly to Subsidiary’s creditors on Subsidiary’s behalf, or to provide timely funds for Subsidiary to do so, Parent shall, upon written notice addressed to Parent at 435 Investment Court, Verona, Wisconsin 53593, U.S.A., pay within 30 days of the receipt of said notice any and all such Debts due.

7.	Subsidiary’s Rights.

a.
Parent’s rights in and to any assets of Subsidiary, in the form of dividends, profits, distributions or otherwise, shall be subject to setoff and subrogated to the right of Subsidiary in respect of any payment for which Parent is responsible hereunder.

b.
Subsidiary shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of Parent by this Agreement or by law to make any demand of Parent or any other person; to take any action or obtain judgment in any court against Parent or any other person; to make or file any claim or proof in a winding-up or dissolution of Parent or any other person; or to enforce or seek to enforce any other security taken in respect of any of the Debts.

8.
Subordination to Lender’s Rights. Parent’s obligations, and Parent’s and Subsidiary’s rights hereunder, shall be subordinate to Parent’s and Subsidiary’s obligations to Lender with respect to debts owed to Lender incurred for the purpose of financing assets owned or controlled by Subsidiary.

9.	Parent’s Representations and Warranties. Parent hereby represents and warrants that:

a.	it is a company duly incorporated and validly existing under the laws of the State of North Carolina; and

b.	this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms; and

c.
it has the power to enter into and perform this Agreement and the transactions contemplated by this Agreement and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement and has duly executed this Agreement.

10.	Miscellaneous Provisions.

a.	This Agreement may not be amended except by a written instrument executed by both Parent and Subsidiary following board approvals of Subsidiary approving any amendments.

b.
This Agreement shall bind the successors and assigns of Parent and inure to the benefit of the successors and assigns of Subsidiary. Prompt notice shall be furnished to the other party of any such assignment or succession.

c.
The Parties shall at any time, at the request of the other, but at the cost of Parent, promptly sign, seal, execute, deliver and do all such deeds, instruments, acts and things in such form as may be reasonably required for perfecting or protecting the guarantee provided hereunder. No failure to exercise, nor any delay in exercising, on the part of Subsidiary any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

d.	The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

e.
The validity, construction and enforcement of this Agreement shall be governed by the laws of Ireland. The courts of Ireland shall have jurisdiction to hear any disputes or matters (whether relating to contractual or non-contractual obligations) that arise out of or in connection with this Agreement. If any provision of this Agreement shall be invalid or unenforceable, such provisions shall be reformed to the maximum extent permitted by law to effect the parties’ intent, and the remaining provisions hereof shall continue to be fully effective.

f.
This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

g.	Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

h.
Any notice required to be given under this Agreement, unless the form of service of notice is specified by law, shall be effective when actually delivered in writing by receipt-confirmed facsimile transmission or receipt-confirmed email directed to party’s designated officer responsible for administration of such party’s duties and rights associated with this Agreement, or when deposited with a recognized overnight courier to the recipient party’s addresses of record or shown in this Agreement, or when deposited in the giving party’s national mail service, certified or registered mail postage prepaid, directed to the addresses shown in this Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other party.

[signatures on following page]

Signed and Delivered as a Deed
by
Signature
as duly appointed attorney for and on behalf of
Contrail Aviation Leasing Ireland Designated Activity Company
in the presence of:

Witness signature:
Address:
Occupation:

Signed and Delivered as a Deed
by
Joe Kuhn, CEO
Contrail Aviation Support, LLC

in the presence of:

Witness signature:
Address:
Occupation:

18455822v1